EXHIBIT 21

                                LEVI STRAUSS & CO
                         STRUCTURE AS OF JANUARY 1, 2002

LEVI  STRAUSS & CO.
        Battery Street Enterprises, Inc.
                Levi Strauss Services, Inc.
        Hartwell Commodities Group
        Levi Strauss (Hong Kong) Limited
        Levi Strauss Dominicana, S.A.
        Levi Strauss Eximco de Columbia Limitada
        Levi Strauss Financial Center Corporation
                Levi Strauss Securitization Corp.
        Levi Strauss Global Fulfillment Services, Inc.
        Levi Strauss International
                Levi Strauss & Co. - Europe S.A.
                        Casualwear Direct B.V.
                        Levi Strauss & Co. Financial Services
                Levi Strauss & Co. (Canada) Inc.
                Levi Strauss (Australia) Pty. Ltd.
                Levi Strauss (Belgium) S.A.
                Levi Strauss (Far East) Limited
                        Levi Strauss do Brasil Industria e Comercio Ltda
                        PT Levi Strauss Indonesia
                Levi Strauss (Malaysia) Sdn. Bhd.
                Levi Strauss (New Zealand) Limited
                Levi Strauss (Phil.) Inc. II
                Levi Strauss (Philippines) Inc.
                Levi Strauss (Suisse) S.A.
                Levi Strauss (U.K.) Limited
                        Farvista Limited
                        Levi Strauss Pension Trustee Limited
                        Middlebrook Limited
                        Retailindex Limited
                Levi Strauss Asia Pacific Division Pte Ltd
                Levi Strauss Chile Limitada
                Levi Strauss Continental S.A.
                        Levi Strauss International Group Finance
                        B.V.B.A./S.P.R.L.
                                Levi Strauss International Group Finance
                                Coordination Services C.V.A./S.C.A.
                        Paris - O.L.S. S.A.R.L.
                Levi Strauss de Espana, S.A.
                Levi Strauss de Mexico, S.A. de C.V.
                Levi Strauss France, S.A.
                Levi Strauss Germany GmbH
                Levi Strauss Global Operations, Inc.
                        Levi Strauss Nederland B.V.
                                Dockers Europe BV
                                        Casual Wear Company A.S.
                                        Dockers Portugal Clothing, Lda
                                Levi Strauss Hellas S.A.
                                Levi Strauss Polska Sp. zo.o
                                Levi Strauss Praha, spol. sro.
                                Levi Strauss South Africa (Proprietary) Limited
                Levi Strauss Hungary Trading Limited Liability Company
                Levi Strauss Istanbul Konfeksiyon Sanayi ve Ticaret A.S.
                Levi Strauss Italia Srl
                        Flagstore S.r.l.
                Levi Strauss Korea Ltd.
                Levi Strauss Latin America, Inc.
                        Levi Strauss Latin America, Inc. & Cia.
                Levi Strauss Mauritius Limited
                        Levi Strauss (India) Private Limited
                        Levi Strauss Pakistan (Private) Limited
                Levi Strauss Norway A/S
                         Buksehjornet A/S (Joint Stock Company)
                Levi Strauss, U.S.A., LLC
                Levi Strauss-Argentina, LLC
                Saddleman South America, Inc.
                Suomen Levi Strauss OY
        Levi Strauss International, Inc.
        Levi Strauss Japan Kabushiki Kaisha
        Levi's Only Stores, Inc.
        Majestic Insurance International Ltd.
        Miratrix, S.A.
        NF Industries, Inc.
                Levi Strauss Receivables Funding, LLC